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February 23, 2023

PG&E Corporation Delivers on Guidance for Full-Year 2022, Updates 2023 GAAP Earnings Guidance of $0.98 to $1.13 per Diluted Share, and Reaffirms 2023 Non-GAAP Core Earnings Guidance of $1.19 to $1.23 per Diluted Share

•Recorded GAAP earnings were $0.84 per diluted share for the year and GAAP earnings were $0.24 for the fourth quarter of 2022, compared to losses of $(0.05) per diluted share and earnings of $0.22 per diluted share, respectively, for the same periods in 2021.
•Non-GAAP core earnings were $1.10 per diluted share for the year and $0.26 per diluted share for the fourth quarter of 2022, compared to $1.08 (or $1.00 on a fully diluted basis) and $0.28, respectively, per diluted share for the same periods in 2021.
•2023 EPS guidance updated for GAAP earnings in the range of $0.98 to $1.13 and reaffirmed for non-GAAP core earnings in the range of $1.19 to $1.23 per share.
•No equity issued in 2022; forecasting no equity needs in 2023 through 2024.
•Reduced 2022 non-fuel O&M costs by 3%, net of inflation, as compared to 2021; exceeded annual reduction target of 2%.

OAKLAND — PG&E Corporation (NYSE: PCG) recorded full-year income available for common shareholders of $1,800 million, or $0.84 per diluted share, and fourth-quarter 2022 income available for common shareholders of $513 million, or $0.24 per diluted share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with losses attributable to common shareholders of $(102) million, or $(0.05) per diluted share, for the full year of 2021 and income available for common shareholders of $472 million, or $0.22 per diluted share, for the fourth quarter of 2021.

GAAP results were primarily driven by unrecoverable interest expense and other earnings factors, including allowance for funds used during construction equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Results are also driven by costs related to the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, wildfire-related costs, investigation remedies, PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11), and strategic repositioning costs, partially offset by Fire Victim Trust tax benefit net of securitization and prior period net regulatory impact.

“PG&E delivered results right on target in 2022, and consistent with our focus on reducing physical and financial risk, building a climate-resilient energy system, and earning the trust of our customers, our regulators, and everyone we work with,” said Patti Poppe, CEO of PG&E Corporation. “These focus areas remain true for 2023 as we work to achieve our Triple Bottom Line of serving people, the planet, and California’s prosperity.”

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $2,343 million, or $1.10 per diluted share, for the full year of 2022, compared with $2,138 million, or $1.08 per diluted share (or $1.00 on a fully diluted basis), during the same period in 2021. For the fourth quarter of 2022, non-GAAP core earnings were $560 million, or $0.26 per diluted share, compared with $596 million, or $0.28 per diluted share, during the same period in 2021.

The decrease in quarter-over-quarter non-GAAP core earnings per diluted share was primarily driven by redeployment and other miscellaneous items, offset by cost reductions and growth in rate base earnings.

Non-core items, which management does not consider representative of ongoing earnings, totaled $543 million after tax, or $0.25 per diluted share, for the year and $47 million after tax, or $0.02 per diluted share, in the fourth quarter of 2022, compared with $2.2 billion after tax, or $1.13 per diluted share, and $124 million after tax, or $0.06 per diluted share, respectively, for the same periods in 2021.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings (loss) attributable to common shareholders.

2023 Guidance

PG&E Corporation is updating 2023 GAAP earnings guidance in the range of $0.98 to $1.13 per diluted share. Factors driving GAAP earnings include costs related to unrecoverable interest expense of $370 million to $430 million after tax and other earnings factors, including allowance for funds used during construction equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Additional factors include the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, investigation remedies, wildfire-related costs, and PG&E Corporation’s and the Utility’s reorganization cases under Chapter 11, partially offset by Fire Victim Trust tax benefits and prior period net regulatory impact.

The guidance range for projected 2023 non-GAAP core earnings is reaffirmed at $1.19 to $1.23 per diluted share. The guidance range for non-core items, which management does not consider representative of ongoing earnings, is updated to $210 million to $440 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on February 23, 2023, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its full year and fourth quarter 2022 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Fourth Quarter and Full Year 2022 Earnings Call

When: Thursday, February 23, 2023 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through March 2, 2023, by dialing (800) 770-2030. International callers may dial (647) 362-9199. For both domestic and international callers, the confirmation code 64421 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors, including regarding dividends, at http://investor.pgecorp.com, under the “Wildfire and Safety Updates,” “News & Events: Events & Presentations,” and “Shareholders: Dividend Information” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to earnings guidance and equity financing requirements for 2023 and 2024. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2022 and other reports filed with the SEC, which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Year ended December 31,
	2022	2021	2020
Operating Revenues
Electric	$15,060	$15,131	$13,858
Natural gas	6,620	5,511	4,611
Total operating revenues	21,680	20,642	18,469
Operating Expenses
Cost of electricity	2,756	3,232	3,116
Cost of natural gas	2,100	1,149	782
Operating and maintenance	9,809	10,200	8,684
SB 901 securitization charges, net	608	—	—
Wildfire-related claims, net of recoveries	237	258	251
Wildfire Fund expense	477	517	413
Depreciation, amortization, and decommissioning	3,856	3,403	3,468
Total operating expenses	19,843	18,759	16,714
Operating Income	1,837	1,883	1,755
Interest income	162	20	39
Interest expense	(1,917)	(1,601)	(1,260)
Other income, net	394	457	483
Reorganization items, net	—	(11)	(1,959)
Income Before Income Taxes	476	748	(942)
Income tax provision (benefit)	(1,338)	836	362
Net Income (Loss)	1,814	(88)	(1,304)
Preferred stock dividend requirement of subsidiary	14	14	14
Income (Loss) Attributable to Common Shareholders	$1,800	$(102)	$(1,318)
Weighted Average Common Shares Outstanding, Basic	1,987	1,985	1,257
Weighted Average Common Shares Outstanding, Diluted	2,132	1,985	1,257
Net Income (Loss) Per Common Share, Basic	$0.91	$(0.05)	$(1.05)
Net Income (Loss) Per Common Share, Diluted	$0.84	$(0.05)	$(1.05)

Reconciliation of PG&E Corporation’s Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Fourth Quarter and Year to Date, 2022 vs. 2021
(in millions, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share
(in millions, except per share amounts)	2022	2021	2022	2021	2022	2021	2022	2021 (basic)
PG&E Corporation’s Earnings (Loss) on a GAAP basis	$513	$472	$0.24	$0.22	$1,800	$(102)	$0.84	$(0.05)
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	90	85	0.04	0.04	344	372	0.16	0.19
Wildfire-related costs, net of insurance (3)	64	4	0.03	—	254	145	0.12	0.07
Investigation remedies (4)	17	1	0.01	—	93	148	0.04	0.07
Bankruptcy and legal costs (5)	14	34	0.01	0.02	216	1,413	0.10	0.71
Strategic repositioning costs (6)	—	—	—	—	65	—	0.03	—
Fire Victim Trust tax benefit net of securitization (7)	(139)	—	(0.07)	—	(418)	—	(0.20)	—
Prior period net regulatory impact (8)	—	—	—	—	(11)	162	(0.01)	0.08
PG&E Corporation’s Non-GAAP Core Earnings (9)	$560	$596	$0.26	$0.28	$2,343	$2,138	$1.10	$1.08

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022 and 2021, except for certain costs that are not tax deductible. Earnings per Common Share is calculated based on diluted shares, except as noted. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(2) The Utility recorded costs of $125 million (before the tax impact of $35 million) and $477 million (before the tax impact of $133 million) during the three and twelve months ended December 31, 2022, respectively, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

(3) Includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance, as shown below.

(in millions)	Three Months Ended December 31, 2022	Year Ended December 31, 2022
2019 Kincade third-party claims	$75	$225
2019 Kincade fire-related costs	5	30
2019 Kincade fire-related legal settlements	—	20
2020 Zogg third-party claims	25	25
2020 Zogg fire-related costs	3	25
2020 Zogg fire-related insurance recoveries	(23)	(33)
2021 Dixie fire-related legal settlements	4	43
Wildfire-related costs, net of insurance (pre-tax)	$89	$334
Tax impacts	(25)	(80)
Wildfire-related costs, net of insurance (post-tax)	$64	$254

(4) Includes costs associated with the settlement agreement with the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, restoration and rebuild costs for the town of Paradise, the CPUC’s OII into the 2017 Northern California Wildfires and 2018 Camp Fire, the settlement agreement with the Safety and Enforcement Division’s investigation into the 2019 Kincade fire, and the system enhancements related to the locate and mark OII, as shown below.

(in millions)	Three Months Ended December 31, 2022	Year Ended December 31, 2022
2020 Zogg fire settlement	$10	$10
Paradise restoration and rebuild	5	3
Wildfire OII disallowance and system enhancements	3	19
2019 Kincade fire settlement	—	85
Locate and mark OII system enhancements	—	3
Investigation remedies (pre-tax)	$19	$120
Tax impacts	(2)	(27)
Investigation remedies (post-tax)	$17	$93

(5) Includes bankruptcy and legal costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, including legal and other costs, exit financing costs, and securities litigation costs, as shown below.

(in millions)	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Legal and other costs	$12	$75
Exit financing	9	81
Securities litigation costs	—	145
Bankruptcy and legal costs (pre-tax)	$20	$301
Tax impacts	(6)	(85)
Bankruptcy and legal costs (post-tax)	$14	$216

(6) The Utility recorded one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model, including their workforce, and the potential sale of a minority interest in Pacific Generation LLC.

(in millions)	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Operating model	$5	$90
Pacific Generation LLC minority interest sale	(5)	—
Strategic repositioning costs (pre-tax)	$—	$90
Tax impacts	—	25
Strategic repositioning costs (post-tax)	$—	$65

(7) Includes any earnings-impacting investment losses, net of gains, associated with investments related to the upfront contributions to the Customer Credit Trust, the charge related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by Net Operating Loss monetization, and tax benefits related to the Fire Victim Trust’s sale of PG&E Corporation common stock.

(in millions)	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Rate neutral securitization inception charge	$568	$608
Losses, net of gains related to Customer Credit Trust	(21)	19
Fire Victim Trust tax benefit net of securitization (pre-tax)	$547	$627
Tax impacts	(153)	(175)
Tax benefits from Fire Victim Trust share sales	(533)	(870)
Fire Victim Trust tax benefit net of securitization (post-tax)	$(139)	$(418)

(8) Includes adjustments associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022, partially offset by adjustments for the TO18 and TO19 ROE impact as a result of the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%.

(in millions)	Three Months Ended December 31, 2022	Year Ended December 31, 2022
2011-2014 GT&S capital audit	$—	$(78)
TO18 and TO19 ROE impact	—	63
Prior period net regulatory impact (pre-tax)	$—	$(16)
Tax impacts	—	5
Prior period net regulatory impact (post-tax)	$—	$(11)

(9) “Non-GAAP core earnings” is a non-GAAP financial measure. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2022.

PG&E Corporation’s 2023 Earnings Guidance

	2023
EPS Guidance	Low		High
Estimated Earnings on a GAAP basis	~	$0.98	~	$1.13
Estimated Non-Core Items: (1)
Amortization of Wildfire Fund contribution (2)	~	0.16	~	0.16
Investigation remedies (3)	~	0.03	~	0.02
Wildfire-related costs, net of insurance (4)	~	0.02	~	0.02
Bankruptcy and legal costs (5)	~	0.02	~	0.02
Strategic repositioning costs (6)	~	—	~	—
Fire Victim Trust tax benefit net of securitization (7)	~	(0.02)	~	(0.10)
Prior period net regulatory impact (8)	~	(0.01)	~	(0.01)
Estimated EPS on a non-GAAP Core Earnings basis	~	$1.19	~	$1.23

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2023, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Non-GAAP Financial Measures below.

(2) “Amortization of Wildfire Fund contribution” represents the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability. The total offsetting tax impact for the low and high non-core guidance range is $132 million.

	2023
(in millions, pre-tax)	Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$470	~	$470

(3) “Investigation remedies” includes costs related to the settlement agreement with the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, the Wildfires OII decision different, Paradise restoration and rebuild, and the locate and mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $17 million and $7 million, respectively.

	2023
(in millions, pre-tax)	Low guidance range		High guidance range
2020 Zogg fire settlement	~	$50	~	$15
Wildfire OII disallowance and system enhancements	~	20	~	20
Paradise restoration and rebuild	~	10	~	10
Locate and mark OII system enhancements	~	5	~	5
Investigation remedies	~	$85	~	$50

(4) “Wildfire-related costs, net of insurance” includes legal and other costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance. The total offsetting tax impact for the low and high non-core guidance range is $20 million and $14 million, respectively.

	2023
(in millions, pre-tax)	Low guidance range		High guidance range
2019 Kincade fire-related costs	~	$35	~	$25
2020 Zogg fire-related costs	~	30	~	20
2020 Zogg fire-related insurance recoveries	~	(10)	~	(10)
2021 Dixie fire-related legal settlements	~	15	~	15
Wildfire-related costs, net of insurance	~	$70	~	$50

(5) “Bankruptcy and legal costs” consists of exit financing costs, including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt, and legal and other costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing. The total offsetting tax impact for the low and high non-core guidance range is $18 million and $13 million, respectively.

	2023
(in millions, pre-tax)	Low guidance range		High guidance range
Exit financing	~	$35	~	$25
Legal and other costs	~	30	~	20
Bankruptcy and legal costs	~	$65	~	$45

(6) “Strategic repositioning costs” includes one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model, including their workforce, and costs associated with the potential sale of a minority interest in Pacific Generation LLC. The total offsetting tax impact for the low and high non-core guidance range is $0 million.

2023
(in millions, pre-tax)	Low guidance range		High guidance range
Operating model	~	$—	~	$—
Pacific Generation LLC minority interest sale	~	—	~	—
Strategic repositioning costs	~	$—	~	$—

(7) “Fire Victim Trust tax benefit net of securitization” includes the impact of rate neutral (SB 901) securitization and tax benefits related to the Fire Victim Trust. Impacts of the SB 901 securitization include the establishment of the SB 901 securitization regulatory asset and the SB 901 regulatory liability associated with revenue credits funded by Net Operating Loss monetization. Fire Victim Trust tax benefits include tax benefits recognized upon the sale of shares of PG&E Corporation common stock by the Fire Victim Trust, which PG&E Corporation and the Utility have elected to treat as a grantor trust. Also included are the earnings-impacting investment losses, net of gains, associated with investments related to the upfront contributions to the Customer Credit Trust. The low case includes tax benefits for the 60,000,000 shares of PG&E Corporation common stock sold in the aggregate by the Fire Victim Trust as of February 16, 2023, whereas the high case reflects an assumption that the Fire Victim Trust sells the remaining 247,743,590 shares during 2023. The total offsetting tax benefit for the low and high non-core guidance range is $340 million and $1.3 billion, respectively.

		2023
(in millions, pre-tax)	Low guidance range		High guidance range
Rate neutral securitization inception charge	~	$305	~	$1,115
Losses, net of gains related to Customer Credit Trust	~	$—	~	$—
Fire Victim Trust tax benefit net of securitization	~	$305	~	$1,115

(8) “Prior period net regulatory impact” represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. The total offsetting tax impact for the low and high non-core guidance range is $10 million for 2023.

	2023
(in millions, pre-tax)	Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(35)	~	$(35)
Prior period net regulatory impact	~	$(35)	~	$(35)

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2022.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding (taken on a basic basis in the event of a GAAP loss and a diluted basis in the event of a GAAP gain).

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items.  PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2024-2026, PG&E Corporation is unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.